UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 8, 2006
Continucare Corporation
(Exact name of registrant as specified in its Charter)

Florida	1-12115
(State of other jurisdiction or	(Commission File Number)
incorporation or organization)

7200 Corporate Center Drive, Suite 600,
Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)
59-2716023
(IRS Employer Identification No.)
(305) 500-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Effective March 8, 2006, Continucare Corporation (“Continucare”) entered into a agreement extending and amending the terms of its credit facility (the “Credit Facility”) with Merrill Lynch Business Financial Services, Inc. pursuant to which: (1) the maturity date under the Agreement was extended up to and including September 30, 2007, (2) the maximum amount available for borrowing under the Credit Facility was increased to $5,000,000, (3) a financial covenant was added to Credit Facility requiring Continucare’s EBITDA to exceed $1,500,000 on a trailing 12-month basis, and (4) the financial covenant that previously required Continucare to maintain aggregate cash, unencumbered marketable securities and other financial assets of at least $1,000,000 at any time during which amounts are outstanding under the Credit Facility was deleted.
     The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the agreement.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Continucare Corporation and Merrill Lynch Business Financial Services, Inc. regarding amendment and extension of Credit Facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President -- Finance, Chief Financial Officer, Treasurer & Secretary

Dated: March 10, 2006

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